CFO Commentary on Fourth Quarter and Fiscal 2020 Results
Q4 Fiscal 2020 Summary

GAAP
($ in millions, except earnings per share)	Q4 FY20	Q3 FY20	Q4 FY19	Q/Q	Y/Y
Revenue	$3,105	$3,014	$2,205	Up 3%	Up 41%
Gross margin	64.9%	63.6%	54.7%	Up 130 bps	Up 1,020 bps
Operating expenses	$1,025	$989	$913	Up 4%	Up 12%
Operating income	$990	$927	$294	Up 7%	Up 237%
Net income	$950	$899	$567	Up 6%	Up 68%
Diluted earnings per share	$1.53	$1.45	$0.92	Up 6%	Up 66%

Non-GAAP
($ in millions, except earnings per share)	Q4 FY20	Q3 FY20	Q4 FY19	Q/Q	Y/Y
Revenue	$3,105	$3,014	$2,205	Up 3%	Up 41%
Gross margin	65.4%	64.1%	56.0%	Up 130 bps	Up 940 bps
Operating expenses	$810	$774	$755	Up 5%	Up 7%
Operating income	$1,220	$1,156	$479	Up 6%	Up 155%
Net income	$1,172	$1,103	$496	Up 6%	Up 136%
Diluted earnings per share	$1.89	$1.78	$0.80	Up 6%	Up 136%

Revenue by Reportable Segments
($ in millions)	Q4 FY20	Q3 FY20	Q4 FY19	Q/Q	Y/Y
GPU Business	$2,774	$2,565	$1,980	Up 8%	Up 40%
Tegra Processor Business	331	449	225	Down 26%	Up 47%
Total	$3,105	$3,014	$2,205	Up 3%	Up 41%

Revenue by Market Platform
($ in millions)	Q4 FY20	Q3 FY20	Q4 FY19	Q/Q	Y/Y
Gaming	$1,491	$1,659	$954	Down 10%	Up 56%
Professional Visualization	331	324	293	Up 2%	Up 13%
Data Center	968	726	679	Up 33%	Up 43%
Automotive	163	162	163	Up 1%	--
OEM and Other	152	143	116	Up 6%	Up 31%
Total	$3,105	$3,014	$2,205	Up 3%	Up 41%

Fiscal 2020 Summary

GAAP
($ in millions except earnings per share)	FY20	FY19	Y/Y
Revenue	$10,918	$11,716	Down 7%
Gross margin	62.0%	61.2%	Up 80 bps
Operating expenses	$3,922	$3,367	Up 16%
Operating income	$2,846	$3,804	Down 25%
Net income	$2,796	$4,141	Down 32%
Diluted earnings per share	$4.52	$6.63	Down 32%

Non-GAAP
($ in millions except earnings per share)	FY20	FY19	Y/Y
Revenue	$10,918	$11,716	Down 7%
Gross margin	62.5%	61.7%	Up 80 bps
Operating expenses	$3,086	$2,826	Up 9%
Operating income	$3,735	$4,407	Down 15%
Net income	$3,580	$4,143	Down 14%
Diluted earnings per share	$5.79	$6.64	Down 13%

Revenue by Reportable Segments
($ in millions)	FY20	FY19	Y/Y
GPU	$9,465	$10,175	Down 7%
Tegra Processor	1,453	1,541	Down 6%
Total	$10,918	$11,716	Down 7%

Revenue by Market Platform
($ in millions)	FY20	FY19	Y/Y
Gaming	$5,518	$6,246	Down 12%
Professional Visualization	1,212	1,130	Up 7%
Data Center	2,983	2,932	Up 2%
Automotive	700	641	Up 9%
OEM and Other	505	767	Down 34%
Total	$10,918	$11,716	Down 7%
Revenue
Revenue for the fourth quarter was $3.11 billion, up 41 percent from a year earlier and up 3 percent sequentially. Full-year revenue was $10.92 billion, down 7 percent.
GPU business revenue for the fourth quarter was $2.77 billion, up 40 percent from a year earlier and up 8 percent sequentially. Full-year revenue was $9.47 billion, down 7 percent.

Tegra™ Processor business revenue for the fourth quarter - which includes Automotive, SoCs for gaming platforms, and embedded edge AI platforms - was $331 million, up 47 percent from a year ago and down 26 percent sequentially. Full-year revenue was $1.45 billion, down 6 percent.
From a market-platform perspective, Gaming revenue for the fourth quarter was $1.49 billion, up 56 percent from a year ago and down 10 percent sequentially. The year-on-year increase reflects higher sales of GeForce® GPUs and SoCs for gaming platforms. The sequential decrease reflects seasonally lower sales of GeForce notebook GPUs and SoCs for gaming platforms, partially offset by growth in GeForce desktop GPUs. Full-year revenue was $5.52 billion, down 12 percent, reflecting lower sales of GeForce desktop GPUs and SoCs for gaming platforms, partially offset by growth in GeForce notebook GPUs.
Professional Visualization revenue for the fourth quarter was a record $331 million, up 13 percent from a year earlier and up 2 percent sequentially. The year-on-year growth reflects strength in desktop and notebook workstations, while the sequential growth was driven by desktop workstations partially offset by notebook workstations. Full-year revenue was $1.21 billion, up 7 percent, reflecting strength in desktop and notebook workstations.
Data Center revenue for the fourth quarter was a record $968 million, up 43 percent from a year ago and up 33 percent sequentially. The year-on-year increase was driven by hyperscale and vertical industry end customers. Sequential growth reflects stronger vertical industry and hyperscale sales. Full-year revenue was $2.98 billion, up 2 percent, driven by vertical industry growth partially offset by lower hyperscale sales.
Automotive revenue was $163 million, flat from a year earlier and up 1 percent sequentially. Full-year revenue was $700 million, up 9 percent, reflecting growth in AI cockpit solutions and development services agreements.
OEM and Other revenue for the fourth quarter was $152 million, up 31 percent from a year ago and up 6 percent sequentially. The year-on-year and sequential increases were primarily due to growth in entry level GPUs for PC OEMs. Full-year revenue was $505 million, down 34 percent, primarily due to the absence of cryptocurrency-specific product sales.
Gross Margin
GAAP gross margin for the fourth quarter was 64.9 percent, up 1,020 basis points from a year earlier and up 130 basis points sequentially. The year-on-year increase was primarily driven by reduced inventory charges in Gaming and a more favorable mix within Data Center. The sequential increase reflects a higher revenue contribution of Data Center products, partially offset by lower sales of previously written-off components.
Full-year GAAP gross margin was 62.0 percent, up 80 basis points from a year ago, primarily driven by reduced inventory charges and the sale of previously written-off components.
Non-GAAP gross margin for the fourth quarter was 65.4 percent, up 940 basis points from a year earlier and up 130 basis points sequentially. Full-year non-GAAP gross margin was 62.5 percent, up 80 basis points from a year ago.
Expenses
GAAP operating expenses for the fourth quarter were $1.02 billion, including $215 million in stock-based compensation and other charges, up 12 percent from a year earlier and up 4 percent sequentially. Full-year operating expenses were $3.92 billion, including $836 million in stock-based compensation and other charges, up 16 percent from a year ago. The year-on-year, sequential and full-year growth primarily reflects employee additions and increases in employee compensation and other related costs, including stock-based compensation and infrastructure costs.
Non-GAAP operating expenses for the fourth quarter were $810 million, up 7 percent from a year earlier and up 5 percent sequentially. Full-year non-GAAP operating expenses were $3.09 billion, up 9 percent from fiscal 2019.

Operating Income
GAAP operating income for the fourth quarter was $990 million, up 237 percent from a year earlier and up 7 percent sequentially. Non-GAAP operating income for the fourth quarter was $1.22 billion, up 155 percent from a year earlier and up 6 percent sequentially. For fiscal 2020, GAAP operating income was $2.85 billion and non-GAAP operating income was $3.73 billion.
Other Income & Expense and Income Tax

GAAP
($ in millions)	Q4 FY20	Q3 FY20	Q4 FY19	FY20	FY19
Interest income	$41	$45	$42	$178	$136
Interest expense	(12)	(13)	(14)	(52)	(58)
Other, net	(3)	--	2	(2)	14
Total	$26	$32	$30	$124	$92

Non-GAAP
($ in millions)	Q4 FY20	Q3 FY20	Q4 FY19	FY20	FY19
Interest income	$41	$45	$42	$178	$136
Interest expense	(12)	(12)	(14)	(50)	(56)
Other, net	(3)	--	1	(1)	2
Total	$26	$33	$29	$127	$82
GAAP other income and expense, or OI&E, includes interest earned on cash and investments, interest expense associated with corporate bonds, and other gains and losses. Non-GAAP OI&E excludes the portion of interest expense from the amortization of the debt discount and the gains or losses from certain investments.
GAAP effective tax rate for the fourth quarter was 6.4 percent and for the full year was 5.9 percent, inclusive of excess tax benefits related to stock-based compensation. Non-GAAP effective tax rate for the fourth quarter was 6.0 percent and for the full year was 7.3 percent.
Net Income and EPS
GAAP net income for the fourth quarter was $950 million and for the full year was $2.80 billion. GAAP earnings per diluted share for the fourth quarter were $1.53, up 66 percent from a year earlier and up 6 percent sequentially. Full-year GAAP earnings per diluted share were $4.52, down 32 percent.
Non-GAAP net income for the fourth quarter was $1.17 billion and for the full year was $3.58 billion. Non-GAAP earnings per diluted share for the fourth quarter were $1.89, up 136 percent from a year earlier and up 6 percent sequentially. Full-year non-GAAP earnings per diluted share were $5.79, down 13 percent.
Capital Return

Capital Return
(in millions)	FY13	FY14	FY15	FY16	FY17	FY18	FY19	FY20
Dividends	$47	$181	$186	$213	$261	$341	$371	$390
Share repurchases:
	$$100	$887	$814	$587	$739	$909	$1,578	$--
Shares	8	62	44	25	15	6	9	--
We will return to repurchasing our stock after closing the acquisition of Mellanox Technologies, Ltd.

Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities at the end of the fourth quarter were $10.90 billion, up from $9.77 billion in the prior quarter and $7.42 billion a year earlier. The increases primarily reflect growth in operating cash flow.
Accounts receivable at the end of the quarter was $1.68 billion compared with $1.46 billion in the prior quarter and $1.42 billion a year earlier. DSO at quarter-end was 49 days, up from 44 days in the prior quarter and down from 59 days a year earlier.
Inventory at the end of the quarter was $979 million, down from $1.05 billion in the prior quarter and down from $1.57 billion a year earlier. Outstanding inventory purchase obligations at the end of the quarter were $1.16 billion, up from $980 million in the prior quarter and up from $912 million a year earlier. DSI at quarter-end was 82 days, down from 87 days in the prior quarter and down from 143 days a year earlier.
Cash flow from operating activities was $1.46 billion in the fourth quarter, down from $1.64 billion in the prior quarter, and up from $898 million a year earlier. The sequential decrease reflects changes in working capital primarily driven by an increase in DSO. The year-on-year increase primarily reflects growth in operating income. Full-year cash flow from operating activities was $4.76 billion, up from $3.74 billion a year earlier, reflecting changes in working capital driven by a reduction in inventory partially offset by a decrease in operating income.
Free cash flow was $1.32 billion in the fourth quarter, compared with $1.54 billion in the previous quarter and $695 million a year earlier.
Depreciation and amortization expense amounted to $106 million for the fourth quarter and $381 million for fiscal 2020. Capital expenditures were $144 million for the fourth quarter and $489 million for fiscal 2020.
First Quarter of Fiscal 2021 Outlook
Our outlook for the first quarter of fiscal 2021 does not include any contribution from the pending acquisition of Mellanox. Discussions with China’s regulatory agency, the State Administration for Market Regulation, are progressing, and we believe the acquisition will likely close in the early part of calendar 2020.
While the ultimate effect of the coronavirus is difficult to estimate, we have reduced our revenue outlook for the first quarter of fiscal 2021 by $100 million to account for the potential impact.

•	Revenue is expected to be $3.00 billion, plus or minus 2 percent.

•	GAAP and non-GAAP gross margins are expected to be 65.0 percent and 65.4 percent, respectively, plus or minus 50 basis points.

•	GAAP and non-GAAP operating expenses are expected to be approximately $1.05 billion and $835 million, respectively.

•	GAAP and non-GAAP other income and expense are both expected to be income of approximately $25 million.

•
GAAP and non-GAAP tax rates are both expected to be 9 percent, plus or minus 1 percent, excluding any discrete items. GAAP discrete items include excess tax benefits or deficiencies related to stock-based compensation, which are expected to generate variability on a quarter by quarter basis.

•	Capital expenditures are expected to be approximately $150 million to $170 million.
______________

For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, non-GAAP diluted shares, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, legal settlement costs, acquisition-related and other costs, gains and losses from non-affiliated investments, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
Certain statements in this CFO Commentary including, but not limited to, statements as to: NVIDIA returning to repurchasing our stock after closing the acquisition of Mellanox; the status of the China regulatory approval process and the expected timing of closing of the Mellanox acquisition; the ultimate effect of the coronavirus; our financial outlook for the first quarter of fiscal 2021; our expected tax rates for the first quarter of fiscal 2021; our expectation to generate variability from excess tax benefits or deficiencies; and our expected capital expenditures for the first quarter of fiscal 2021 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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© 2020 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce and Tegra are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2020	2019	2019	2020	2019

GAAP gross profit	$2,015	$1,916	$1,207	$6,768	$7,171
GAAP gross margin	64.9%	63.6%	54.7%	62.0%	61.2%
Stock-based compensation expense (A)	12	15	6	39	27
Legal settlement costs	3	—	21	14	35
Non-GAAP gross profit	$2,030	$1,931	$1,234	$6,821	$7,233
Non-GAAP gross margin	65.4%	64.1%	56.0%	62.5%	61.7%

GAAP operating expenses	$1,025	$989	$913	$3,922	$3,367
Stock-based compensation expense (A)	(208)	(208)	(150)	(805)	(530)
Acquisition-related and other costs	(7)	(7)	(1)	(30)	(2)
Legal settlement costs	—	—	(7)	(1)	(9)
Non-GAAP operating expenses	$810	$774	$755	$3,086	$2,826

GAAP income from operations	$990	$927	$294	$2,846	$3,804
Total impact of non-GAAP adjustments to income from operations	230	229	185	889	603
Non-GAAP income from operations	$1,220	$1,156	$479	$3,735	$4,407

GAAP other income	$26	$32	$30	$124	$92
Losses (Gains) from non-affiliated investments	—	—	(1)	1	(12)
Interest expense related to amortization of debt discount	—	1	—	2	2
Non-GAAP other income	$26	$33	$29	$127	$82

GAAP net income	$950	$899	$567	$2,796	$4,141
Total pre-tax impact of non-GAAP adjustments	230	230	184	890	593
Income tax impact of non-GAAP adjustments (B)	(8)	(26)	(25)	(106)	(223)
Tax benefit from income tax reform	—	—	(230)	—	(368)
Non-GAAP net income	$1,172	$1,103	$496	$3,580	$4,143

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2020	2019	2019	2020	2019
Diluted net income per share
GAAP	$1.53	$1.45	$0.92	$4.52	$6.63
Non-GAAP	$1.89	$1.78	$0.80	$5.79	$6.64

Weighted average shares used in diluted net income per share computation
GAAP	621	618	619	618	625
Anti-dilution impact from note hedge	—	—	—	—	(1)
Non-GAAP	621	618	619	618	624

GAAP net cash provided by operating activities	$1,465	$1,640	$898	$4,761	$3,743
Purchase of property and equipment and intangible assets	(144)	(104)	(203)	(489)	(600)
Free cash flow	$1,321	$1,536	$695	$4,272	$3,143

(A) Stock-based compensation consists of the following:
	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2020	2019	2019	2020	2019
Cost of revenue	$12	$15	$6	$39	$27
Research and development	$140	$141	$99	$540	$336
Sales, general and administrative	$68	$67	$51	$265	$194

(B) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2021 Outlook
GAAP gross margin	65.0%
Impact of stock-based compensation expense	0.4%
Non-GAAP gross margin	65.4%

Q1 FY2021 Outlook
(In millions)
GAAP operating expenses	$1,045
Stock-based compensation expense, acquisition-related costs, and other costs	(210)
Non-GAAP operating expenses	$835